UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2023

Fat Projects Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40755	N/A
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Bukit Manis Road, Singapore	099892
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (65) 8590-2056

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one Class A Ordinary Share and One Redeemable Warrant	FATPU	The Nasdaq Stock Market LLC
Class A Ordinary Shares, $0.0001 par value per share	FATP	The Nasdaq Stock Market LLC
Redeemable Warrants, each warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	FATPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 5, 2023, Fat Projects Acquisition Corp., a Cayman Islands exempt company limited by shares, with company registration number 374480 (the “Company”), received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that since the number of Total Holders (which includes both beneficial holders and holders of record) of the Company’s common stock was less than 400 based on a shareholder analysis provided by the Company at Nasdaq’s request to Nasdaq on May 4, 3023, the Company was no longer in compliance with the Nasdaq Global Market continued listing criteria set forth in Listing Rule 5450(a)(2) that requires the Company to maintain 400 Total Holders of its common stock. The Notice is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities on the Nasdaq Global Market.

The Notice states that the Company has until June 20, 2023 to submit a plan to regain compliance with Listing Rule 5450(a)(2). The Company is exploring all options to regain compliance with Listing Rule 5450(a)(2). The Company intends to submit a plan to regain compliance with Listing Rule 5450(a)(2) within the required timeframe. If Nasdaq accepts the Company’s plan, Nasdaq may grant the Company an extension of up to 180 calendar days from the date of the Notice to evidence compliance with Listing Rule 5450(a)(2). If Nasdaq does not accept the Company’s plan, the Company will have the opportunity to appeal the decision in front of a Nasdaq Hearings Panel.

The Notice also indicated that the Company was not in compliance with Listing Rule 5450(b)(2)(B), which requires toe Company to maintain a minimum of 1,100,000 publicly held shares. The Company previously disclosed this deficiency and the related notice from Nasdaq on the Company’s Current Report on Form 8-K filed on April 25, 2023. The Notice further indicated that if the Company were relying on the Equity Standard of the continued listing requirements it would have insufficient stockholders equity, and if it were relying on the Total Assets/Total Revenue Standard it would have insufficient total assets and total revenues; however, if the Company relies on the Market Value Standard, the only deficiencies are the requirement to maintain a minimum of 1,100,000 publicly held shares as previously disclosed and the requirement to maintain 400 Total Holders of its common stock as reported above.

Item 9.01. Exhibits.

Exhibit Number	Description of Exhibit
104	Cover Page Interactive Data File (embedded with the Inline XRBL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAT PROJECTS ACQUISITION CORP.

Date: May 10, 2023	By:	/s/ David Andrada
David Andrada
Co-Chief Executive Officer

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